SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant / /
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ /  Confidential, for  Use  of  the  Commission  Only  (as  permitted  by
     Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         ANCHOR INTERNATIONAL BOND TRUST
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                         ANCHOR INTERNATIONAL BOND TRUST
                          579 PLEASANT STREET, SUITE 4
                           PAXTON, MASSACHUSETTS 01612

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 17, 2003

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Anchor International Bond Trust (the "Fund") will be held at the offices of the Fund, 579 Pleasant Street, Suite 4, Paxton, Massachusetts 06012 on September 17, 2003, commencing at 2:00 p.m., eastern standard time.

The meeting is being held to consider and vote on the following matters as described in the accompanying proxy statement (the "Proxy Statement") and such other matters as may properly come before the meeting or any adjournments thereof:

                                    PROPOSALS

    1. Approval or disapproval of the Plan of Liquidation and Dissolution of the Fund, which Plan was approved at meetings of the Fund's Board of Trustees held on July 11, 2003.

    2. Ratification of the selection of Livingston & Haynes, P.C. as independent public accountants for the fiscal year ending December 31, 2003.

    The close of business on July 31, 2003 has been fixed as the record date for the determination of the shareholders of the Fund entitled to notice of, and to vote at, the meeting.

    THE BOARD OF TRUSTEES OF THE FUND RECOMMENDS THAT YOU VOTE FOR ALL
    PROPOSALS.

This notice and related proxy material are first being mailed on or about August 25, 2003.

                       By order of the Board of Trustees,

                      /s/ David Y. Williams
                          SECRETARY OF THE FUND


IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON AND WISH YOUR STOCK TO BE VOTED, PLEASE COMPLETE, SIGN AND DATE THE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT YOUR PROXY CARD BE RETURNED PROMPTLY IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION. IF YOU OWN YOUR SHARES THROUGH BANK OR BROKERAGE ACCOUNTS, YOU SHOULD BRING PROOF OF YOUR OWNERSHIP IF YOU WISH TO ATTEND THE MEETING.

Dated: August 21, 2003
Paxton, Massachusetts

                         ANCHOR INTERNATIONAL BOND TRUST
                          579 PLEASANT STREET, SUITE 4
                           PAXTON, MASSACHUSETTS 01612

                             PROXY STATEMENT FOR THE
                         SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 17, 2003

This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Trustees (the "Board") of Anchor International Bond Trust (the "Fund") for use at its Special Meeting of Shareholders to be held at the offices of the Fund, 579 Pleasant Street, Suite 4, Paxton, Massachusetts 01612 on September 17, 2003 at 2:00 p.m. and at any adjournments thereof (the "Meeting").

A Notice of the Special Meeting of Shareholders and a proxy card (the "Proxy") accompanies this Proxy Statement. Proxy solicitations will be made primarily by mail, but solicitations may also be made by telephone, telegraph or personal interviews conducted by officers or employees of the Fund. All costs of solicitation, including (a) printing and mailing of this Proxy Statement and accompanying material, (b) the reimbursement of brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of the shares, and (c) supplementary solicitations to submit Proxies, will be borne by the Fund. This Proxy Statement is expected to be mailed to shareholders on or about August 25, 2003.

The Fund's Annual Report containing audited financial statements for the fiscal year ending December 31, 2002 has previously been furnished to the shareholders of the Fund. The report is not to be regarded as proxy-soliciting material.

If the enclosed Proxy is properly executed and returned in time to be voted at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked on the Proxy. If no instructions are marked on the Proxy, the Proxy will be voted FOR Proposal 1 (liquidation) and FOR the ratification of the selection of Livingston & Haynes, P.C. as independent public accountants for the Fund for the fiscal year ending December 31, 2003, and in accordance with the judgment of the persons appointed as proxies upon any other matter that may properly come before the Meeting. Any shareholder giving a Proxy has the right to attend the Meeting to vote his or her shares in person (thereby revoking any prior Proxy) and also the right to revoke the Proxy at any time by written notice received by the Fund prior to the time the Proxy is voted.

In the event that a quorum is present at the Meeting but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of Proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by Proxy. If a quorum is present, the persons named as proxies will vote those Proxies that they are entitled to vote thereon in accordance with their best judgment in the interest of the Fund. A shareholder vote may be taken on one or more of the proposals in the Proxy Statement prior to any adjournment if sufficient votes have been received and it is otherwise appropriate. A quorum of shareholders is constituted by the presence in person or by proxy of the holders of a majority of the outstanding shares of the Fund entitled to vote at the Meeting. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted.

Proposals 1 and 2 require for approval the affirmative vote of a majority of the votes cast at the Meeting in person or by proxy. Because abstentions and broker non-votes are treated as shares present but which have not been voted, any abstentions and broker non-votes have no impact on Proposals 1 and 2. There are no rights of appraisal or similar rights of dissenters with respect to any matter to be voted upon at the Meeting.

The Fund has issued one class of shares of common stock, no par value (the "Shares"). On the record date for the Meeting, July 31, 2003 (the "Record Date"), 2,422 Shares of the Fund were issued and outstanding.

Each Share of the Fund is entitled to one vote each at the Fund's Meeting and fractional Shares are entitled to proportionate shares of one vote.

    In order that your Shares may be represented, you are requested to:

    -- indicate your instructions on the Proxy;

    -- date and sign the Proxy;

    -- mail the Proxy promptly in the enclosed envelope;

    -- allow sufficient time for the Proxy to be received before the commencement of the Meeting on September 17, 2003.


                  PROPOSAL 1: PROPOSED PLAN OF LIQUIDATION AND DISSOLUTION

The Liquidation in General

The Fund proposes to liquidate its assets and dissolve pursuant to the provisions of the Plan of Liquidation and Dissolution as discussed and subsequently approved by the Board of Trustees at its meeting on July 11, 2003, when the Board determined that an orderly liquidation of the Fund's assets was in the best interests of the Fund and its shareholders. The Plan provides for the complete liquidation of the Fund and distribution of its net assets to shareholders. If the Plan is approved by the requisite shareholder vote, the Fund will undertake to liquidate its assets at market prices and on such terms and conditions as the Fund's investment adviser shall determine to be reasonable and in the best interests of the Fund and its shareholders.

In the event the Plan is not approved by the requisite shareholder vote, the Board intends to consider the options available to best serve the interests of the Fund shareholders.

Reasons for the Liquidation

The Fund is an open-end investment management company organized as a Massachusetts business trust on April 10, 1986 and registered under the Investment Company Act of 1940 (the "Investment Company Act").

The liquidation of the Fund has been proposed because the Board has determined that the Fund is not economically viable, and that it would be in the best interests of shareholders to liquidate and dissolve the Fund. A more detailed explanation of these developments is set forth below.

At meetings of the Fund's Board of Trustees held on December 6, 2002 and July 11, 2003, after discussions with the Fund's investment adviser, independent accountant, counsel and administrator, the Board determined that the continued operation of the Fund was not economically feasible or in the best interests of the Fund or its shareholders. This determination was based on several factors, including, without limitation, the very small size of the Fund's assets, and the resulting high expense ratios of the Fund. Consequently, the Board recognized that it was improbable that sales of the Fund's shares could be increased to raise assets to a more economically viable level. Therefore, at the July 11, 2003 meeting, the Board unanimously recommended the liquidation of the Fund pursuant to the Plan attached to this Proxy Statement as Exhibit A.

The Fund's average annual total return for the one year period ended December 31, 2002 was (0.18%). The Board recognized that the Fund's performance suffered because of high expense ratios and small asset size. The Board determined that this performance record and the high expense ratios would make the Fund unattractive to new investors or to other fund groups for purposes of a fund merger. Based upon these and other relevant factors, the Board concluded that a liquidation of the Fund would be in the best interests of its shareholders. In anticipation of the Fund's liquidation, the Trustees authorized the adviser, F.L. Putnam Investment Management Company, to adopt a non-fundamental investment strategy for the Fund emphasizing principal preservation rather than income or capital growth.

At its Board meetings on December 6, 2002 and July 11, 2003, the Board considered various alternatives for the Fund including: (i) increasing the size of the Fund through special marketing efforts; (ii) merging the Fund with investment companies with a similar investment focus; and (iii) liquidating the Fund. The full Board considered each alternative and concluded that a prompt liquidation of the Fund was the alternative that was in the best interests of the shareholders of the fund. The Board believed that further marketing efforts would not be successful in increasing the Fund's size sufficiently to permit the Fund to assume the payment of all of its expenses. The merger of the Fund with a similar investment company was not a realistic option because of the relatively small amount of assets in the Fund, the expense involved in a merger and the fact that many Fund shareholders could be reasonably expected to redeem any interest in the merged entity.

The Board, including all of the Trustees who are not "interested persons" (as that term is defined in the Investment Company Act of 1940, as amended) of the Fund, then unanimously adopted resolutions approving the Plan and directing that it be submitted to the Fund's shareholders for consideration. The Board has also considered that the Fund would bear the costs associated with its liquidation, and that reserves adequate to cover such expenses were created prior to the withdrawal of the Fund's major shareholder.

The Fund's independent Trustees continue to monitor the amounts due to or payable by the Fund associated with its normal operations and the extraordinary expenses associated with the Fund's proposed liquidation. The costs of liquidation may further reduce the Fund's final net asset values in the event there are not existing expense accruals to cover such additional costs.

The liquidation of the assets and termination of the Fund will have the effect of permitting the Fund's shareholders to invest the distributions to be received by them upon liquidation in investment vehicles of their own choice.

Description of the Plan of Dissolution and Liquidation

The Plan provides for the complete liquidation of all of the assets of the Fund. Under the Plan, on the date on which the Plan is approved by the Fund's shareholders (the "Effective Date"), the Fund will cease to conduct business except as is required to carry out the terms of the Plan and to accept redemption requests. Thereafter, all securities and other assets held by the Fund not already held in cash or cash equivalents will be converted to cash or cash equivalents. The Fund investment adviser, Anchor Investment Management Company, will undertake to liquidate the Fund's assets at market prices on such terms and conditions as the Fund's portfolio managers shall determine to be reasonable and in the best interests of the Fund and the shareholders. In no event will any of the portfolio securities owned by the Fund be sold at a price which is less than the best price available in the public market at the time of sale.

The Plan further provides that the ratable distribution of the Fund's assets to shareholders will be made in one or more cash payments. The first distribution of the Fund's assets (the "First Distribution") is expected to consist of cash representing substantially all of the assets of the Fund, less the amount reserved to pay liabilities and expenses of the Fund. Subsequent distributions, if necessary, are anticipated to be made as soon as practicable after the First Distribution and will consist of cash from any assets remaining after payment of liabilities and expenses, the proceeds of any sale or assets under the Plan not sold prior to the First Distribution, and any other miscellaneous income to the Fund. Upon distribution of the Fund's assets, the Company will attempt to collect and distribute to shareholders of record any outstanding amounts that are or may be owed to the Fund by third parties.

At present, the date or dates on which the Fund will pay the liquidation distributions to shareholders and on which the Fund will be liquidated are not known to the Fund, but it is anticipated that if shareholders adopt the Plan, the liquidation would occur on or prior to October 31, 2003.

Following liquidation of the Fund, the Fund intends to file an application with the Commission to de-register as an investment company under the Investment Company Act. The Fund will file Articles of Dissolution in accordance with applicable provisions of Massachusetts law. As stated above, all outstanding claims will continue to be pursued while the Fund is in dissolution. In accordance with the provisions of Massachusetts law, the remaining Trustees charged with winding up the affairs of the Fund shall make a final determination with regard to prosecuting, settling or otherwise compromising any claims retained by the Fund. Once a final determination has been made that all claims are either properly discharged or abandoned, the Fund shall take steps to cease its legal existence.

THE RIGHT OF A SHAREHOLDER TO REDEEM HIS OR HER FUND SHARES AT ANY TIME HAS NOT BEEN IMPAIRED AND WILL NOT BE IMPAIRED BY THE ADOPTION OF THE PLAN. THEREFORE, A SHAREHOLDER MAY REDEEM SHARES CONSISTENT WITH THE PROVISIONS OF THE INVESTMENT COMPANY ACT WITHOUT THE NECESSITY OF WAITING FOR THE FUND TO EFFECT A COMPLETE LIQUIDATION.

Federal Income Tax Consequences

The following summary provides general information with regard to the federal income tax consequences to the shareholders on receipt of the First Distribution from the Fund pursuant to the provisions of the Plan and subsequent distributions from the Fund, if any (the "Liquidating Distributions"). This summary also discusses the federal income tax consequences from the liquidation and dissolution of the Fund. The Fund has not sought a ruling from the Internal Revenue Service (the "Service") with respect to the liquidation of the Fund and the tax consequences thereof to the Fund or the shareholders. The tax consequences discussed herein may affect shareholders differently depending on their particular tax situations unrelated to the Liquidating Distributions, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. The receipt of the Liquidation Distributions may result in tax consequences that are unanticipated by shareholders. THUS, EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISER REGARDING THE TAX CONSEQUENCES TO THE SHAREHOLDER OF THE RECEIPT OF THE LIQUIDATING DISTRIBUTIONS, LIQUIDATION AND DISSOLUTION OF THE FUND.

This summary is based on the tax laws and regulations in effect on the date of this proxy statement, all of which are subject to change by legislative or administrative action, possibly with retroactive effect. The discussion herein does not address the particular federal income tax consequences that may apply to certain shareholders such as trusts, estates, tax-exempt organizations, qualified plans, individual retirement accounts, nonresident aliens, or other foreign investors. This summary does not address the state or local tax consequences of a shareholder's receipt of the Liquidating Distributions or the liquidation of the Fund.

As discussed above, pursuant to the Plan, the Fund will sell its assets, distribute the proceeds to its shareholders and dissolve. The Fund anticipates that it will retain its qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), during the liquidation period, and therefore, will not be taxed on any of its net income from the sale of its assets.

For federal income tax purposes, each shareholder's receipt of the First Distribution will be a taxable event in which the shareholder will be viewed as having sold shares of the Fund in exchange for an amount equal to the First Distribution received. Each shareholder will recognize gain or loss measured by the difference between the adjusted tax basis in the shares and the aggregate of the First Distribution received from the Fund. If the shareholders hold the shares as a capital asset, the gain or loss will be characterized as a long-term capital gain or loss provided the shares were held for more than one year. Generally, an individual shareholder's maximum tax rate for capital gains is 20% for shares held more than one year.

The Fund will attempt to collect any outstanding amounts due to the shareholders. Any recoveries by the Fund in excess of expenses will be income to the shareholders. Generally, this income will be ordinary income.

If a shareholder has failed to furnish a correct taxpayer identification number, has failed to report fully dividend or interest income, or has failed to certify that he or she has provided a correct taxpayer identification number and that he or she is not subject to "backup withholding," the shareholder may be subject to a 31% backup withholding tax with respect to taxable proceeds received as part of the Liquidating Distributions. An individual's taxpayer identification number is his or her Social Security number. Certain shareholders specified in the Code may be exempt from backup withholding. The backup withholding tax is not an additional tax and may be credited against a taxpayer's federal income tax liability.

The receipt of Liquidating Distributions by an individual retirement account or qualified plan is outside the scope of this discussion and such shareholders should consult with their own tax advisers concerning the consequences of the Liquidating Distributions in advance of the receipt of the Liquidating Distributions.

The distribution of liquidation proceeds to a custodian for a minor holding shares pursuant to the Uniform Gifts to Minors Act (the "UGMA") would not affect the status of the assets for purposes of UGMA, although the minor shareholder may realize gain upon the liquidation.

THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE PLAN OF LIQUIDATION AND DISSOLUTION.

                   FEES PAID TO INDEPENDENT PUBLIC ACCOUNTANTS

The fees paid to Livingston & Haynes, P.C., our independent public accountants, during or with respect to 2002 were as follows:

Audit Fees

The aggregate billed for professional services rendered by Livingston & Haynes, P.C. for the audit of our annual financial statements for the year ended December 31, 2002 and the review of the financial statements included in our reports on Form N-SAR for that year were $1,000.

Financial Information Systems Design and Implementation Fees

We did not engage Livingston & Haynes, P.C. to provide advice to us regarding financial information systems and design and implementation during fiscal 2002.

All Other Fees

There were no other fees for services rendered by Livingston & Haynes, P.C., other than fees for the services referenced under the caption "Audit Fees," during 2002 fiscal year. The Audit Committee has reviewed the non-audit services provided by Livingston & Haynes, P.C. and determined that the provision of these services during fiscal 2002 is compatible with maintaining Livingston & Haynes, P.C.'s independence.


                    PROPOSAL 2: RATIFICATION OR REJECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

The second proposal to be submitted at the Meeting will be the ratification or rejection of the selection by the Board of Livingston & Haynes, P.C. as independent public accountants of the Fund for the present fiscal year ending December 31, 2003 (irrespective of whether Proposal 1 is approved or disapproved). At meetings held on December 6, 2002 and July 11, 2003, the Board of Trustees of the Fund, including those Trustees who are not "interested persons" of the Fund, approved the selection of Livingston & Haynes, P.C. as independent public accountants for the fiscal year ending December 31, 2003. Livingston & Haynes, P.C. has been independent public accountants for the Fund for more than seven years, and has informed the Fund that it has no material direct or indirect financial interest in the Fund. A representative of Livingston & Haynes, P.C. will be available at the Meeting and will have the opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions.

VOTE REQUIRED

Proposal 2 requires for approval the affirmative vote of a majority of the votes cast at the Meeting in person or by proxy. Because abstentions and broker non-votes are not treated as shares voted, any abstentions and broker non-votes would have no impact on such proposal.

THE BOARD OF TRUSTEES, INCLUDING THE "NON-INTERESTED" TRUSTEES, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF LIVINGSTON & HAYNES, P.C. AS INDEPENDENT PUBLIC ACCOUNTANTS.

                 OTHER MATTERS WHICH MAY COME BEFORE THE MEETINGS;
                              SHAREHOLDER PROPOSALS

The Fund is not aware of any matters that will be presented for action at the Meeting other than the matters set forth herein. Should any other matters requiring a vote of shareholders arise, the proxy card will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters in accordance with their best judgment in the interest of the Fund. In the event that the Fund is not liquidated and dissolved pursuant to this proxy solicitation, any shareholder who desires to submit a proposal for consideration at future shareholder meetings may do so by submitting such proposal in writing to the Board of Trustees of the Fund, c/o Christopher Williams, 579 Pleasant Street, Suite 4, Paxton, Massachusetts 01612. Ordinarily, the fund does not hold annual shareholder meetings.

SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY OR PROXIES AND RETURN SUCH PROXY OR PROXIES IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                             ADDITIONAL INFORMATION

BENEFICIAL OWNERS

The following table shows certain information concerning persons who may be deemed beneficial owners of 5% or more of the shares of the Fund because they possessed or shared voting or investment power with respect to the shares of the
Fund:

Name and address                  Number of shares          Percent of shares
                                  beneficially owned

Richardson Greenshields             404.112                       16.69
c/o Wincanton Partners
579 Pleasant Street, Suite 4
Paxton, MA 01612

Wendel & Co.                        1,870.933                     77.24
c/o Bank of New York
P.O. Box 1066 Wall Street Station
New York, NY  10286

As of the Record Date, the trustees and officers of the Trust as a group owned less than 1% of the outstanding stock of the Trust.

The Trust's Investment Adviser is F.L. Putnam Investment Management Co., 20 Williams Street, Wellesley, MA 02481. The Trust's Underwriter is Meeschaert & Co., Inc., 579 Pleasant Street, Suite 4, Paxton, MA 01612. The Trust's Administrator is Cardinal Investment Services, Inc. 579 Pleasant Street, Suite 4, Paxton, MA 01612.


REPORTS TO SHAREHOLDERS

The Fund sent unaudited semi-annual and audited annual reports to its shareholders, including a list of investments held. The Fund will furnish, without charge, a copy of its most recent annual and semi-annual report, upon request to the Fund at 579 Pleasant Street, Suite 4, Paxton, Massachusetts 01612. Such reports may also be obtained by calling the Fund collect at (508) 831-1171. These requests will be honored within three business days of receipt.

            THIS PLAN OF LIQUIDATION AND DISSOLUTION (the "Plan") is adopted by Anchor International Bond Trust, a Massachusetts business trust (the "Company").

                               W I T N E S S E T H


            WHEREAS, the Company is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

            WHEREAS, this Plan is intended to be and is adopted as a plan of liquidation of the Company, on the terms and conditions set forth below; and

            WHEREAS, the Board of Trustees of the Company, including a majority of the trustees who are not interested persons (as defined by the 1940 Act), has determined that this Plan is in the best interests of the shareholders of the Company.

            NOW THEREFORE, the Board of Trustees of the Company hereby adopts the following:

            i. CONDITIONS PRECEDENT. This Plan is approved subject to the following conditions:
(1) This Plan shall be approved by the affirmative vote of more than 50% of the outstanding shares of the Company's common stock voted at a special meeting of the shareholders called for the purpose of approving the Plan, assuming a quorum is present.
(2) A Proxy Statement describing the Plan and the proposed liquidation and dissolution shall be prepared and submitted to the Securities and Exchange Commission ("SEC") and when authorized by such regulator, shall be delivered to each shareholder of record of the Company for the purposes of soliciting proxies for the approval of the Plan.
(3) All necessary approvals and authorizations from the SEC or any other regulatory authority having jurisdiction over the transactions contemplated by the Plan shall be obtained.
(4) At or immediately prior to the Liquidation Date (as defined in paragraph vi), the Company shall, if necessary, have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the shareholders of the Company all of the Company's investment company taxable income for taxable years ending at or prior to the Liquidation Date (computed without regard to any deduction for dividends paid) and all of its net capital gain, if any, realized in taxable years ending at or prior to the Liquidation Date (after reduction for any capital loss carry-forward).
            ii. TERMINATION OF BUSINESS OPERATIONS. On the date on which the shareholders approve the Plan (the "Effective Date"), the Company shall cease to conduct business except as is required to carry out the terms of the Plan and to accept redemption requests.

            iii NOTICE OF LIQUIDATION. As soon as practicable after the Effective Date, the Company shall mail notice to all its creditors that the Plan has been approved by the Board of Trustees and the shareholders and that it will be liquidating its assets. Such notice will comply with the requirements of any state laws mandating notice of liquidation such as that contemplated by the Plan.

            iv. LIQUIDATION OF ASSETS. As soon as it is reasonable and practicable after the Effective Date, but in no event later than October 31, 2003 (the "Liquidation Period"), all portfolio securities of the Company not already converted to cash or cash equivalents shall be converted to cash or cash equivalents.

            v. LIABILITIES. During the Liquidation Period, the Company shall pay, discharge, or otherwise provide for the payment or discharge of, any and all liabilities and obligations of the Company. If it is unable to pay, discharge or otherwise provide for any of its liabilities during the Liquidation Period, the Company may, however, retain cash or cash equivalents in an amount which it estimates is necessary to discharge any unpaid liabilities of the Company on the Company's books as of the Liquidation Date (as defined in paragraph vi). Unpaid liabilities may include, but not be limited to, income, dividends and capital gains distributions, if any, payable for the period prior to the Liquidation Date.

            vi. DISTRIBUTION TO SHAREHOLDERS. Upon termination of the Liquidation Period (the "Liquidation Date"), the assets of the Company will be distributed ratably among the Company's shareholders of record in one or more cash payments. The first distribution of the Company's assets (the "First Distribution") is expected to consist of cash representing substantially all the assets of the Company, less the amount reserved to pay creditors and other expenses of liquidation such as ongoing trustees fees and professional services. Subsequent distributions, if any, will be made on a timely basis and would consist of cash from any assets remaining after payment of creditors, the proceeds of any sale of assets of the Company under the Plan not sold prior to the First Distribution and any other miscellaneous income to the Company.

            vii. AMENDMENT OR TERMINATION. This plan and the transactions contemplated hereby may be terminated and abandoned by resolution of the Board of Trustees of the Company, at any time prior to the Liquidation Date, if circumstances should develop that, in the opinion of the Board, in its sole discretion, make proceeding with this Plan inadvisable for the Company. The Board of Trustees may modify or amend this Plan at any time without shareholder approval if it determines that such action would be advisable and in the best interests of the Company and the shareholders. However, if the Board determines that any such amendment or modification will materially and adversely affect the interests of the shareholders, such an amendment or modification will not be adopted unless approved by the shareholders.

            viii. FILINGS. As soon as practicable after the final distribution of the Company's assets to shareholders, the Company shall file Articles of Dissolution, Form N-8F under the 1940 Act, and any other documents as are necessary to effect the dissolution and/or de-registration of the Company in accordance with the requirements of the Declaration of Trust of the Company, applicable laws of the Commonwealth of Massachusetts, the Internal Revenue Code of 1986, as amended, any applicable securities laws, and any rules and regulations of the Securities and Exchange Commission or any state securities commission, including, without limitation, withdrawing any qualification to conduct business in any state in which the Company is so qualified, as well as the preparation and filing of any tax returns.

            ix. POWERS OF BOARD AND OFFICERS. The Board of Trustees and, subject to the direction of the Board of Trustees, the officers of the Company, shall have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of the 1940 Act or any other applicable laws. The death, resignation or other disability of any trustee or any officer of the Company shall not impair the authority of the surviving or remaining Trustees or officers to exercise any of the powers provided for in the Plan.

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            x. AMENDMENT OF PLAN. The Board shall have the authority to authorize such variations from or amendments of the provisions of the Plan (other than the terms of the Liquidation Distribution) as may be necessary or appropriate to effect the dissolution, complete liquidation, de-registration and termination of the existence of the Company, and the distribution of assets to Shareholders in accordance with the purposes to be accomplished by the Plan.

            xi. EXPENSES. The expenses of carrying out the terms of this Plan shall be borne by the Company, whether or not the liquidation contemplated by the Plan is effected.

            xii. FURTHER ASSURANCES. The Company shall take such further action, prior to, at, and after the Liquidation Date, as may be necessary or desirable and proper to consummate the transactions contemplated by this Plan.

            xiii. GOVERNING LAW. This Plan shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.


IN WITNESS WHEREOF, the Board of Trustees of the Company has caused this Plan to be executed by their duly authorized representatives as of this 11th day of July, 2003.

                                        ANCHOR INTERNATIONAL BOND TRUST



                                        By: /s/ DAVID Y. WILLIAMS, PRESIDENT

                                   PROXY

                         ANCHOR INTERNATIONAL BOND TRUST
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
                 Special Meeting of Shareholders - September 17, 2003

The undersigned hereby appoints David Y. Williams, Christopher Y. Williams, and Peter K. Blume, and each of them, the proxies of the undersigned, with power of substitution to each of them to vote all shares of Anchor International Bond Trust which the undersigned is entitled to vote at the Special Meeting of Shareholders of Anchor International Bond Trust to be held on September 17, 2003 at 2 p.m., at 579 Pleasant Street, Suite 4, Paxton, Massachusetts 01612, and at any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

1 To approve or disapprove the             FOR  [__] AGAINST [__] ABSTAIN [__]
complete liquidation and dissolution of
the Fund, as set forth in the Plan of
Liquidation and Dissolution adopted by
the Board of Trustees of the Fund.

2    To ratify the selection of            FOR  [__] AGAINST [__] ABSTAIN [__]
Livingston & Haynes, P.C. as
independent public accountants of
the Fund for the fiscal year ending
December 31, 2003.

In their discretion on any other           FOR  [__] AGAINST [__] ABSTAIN [__]
business which may properly come
before the meeting or any adjournments
thereof.

                                    Please sign EXACTLY as your name or names appear at left. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

                                    ________________________________________
                                          (Signature of Shareholder)


                                    ________________________________________
                                          (Signature of joint owner, if any)



                                    Date ___________________ , 2003

             PLEASE SIGN AND RETURN PROMPTLY IN ENCLOSED ENVELOPE
                             NO POSTAGE IS REQUIRED